Exhibit 99.1

Communications Systems, Inc. Appoints Anita Kumar as Chief Executive Officer

Minnetonka, MN – December 1, 2020 --- Communications Systems, Inc. (NASDAQ: JCS) (“CSI” or the “Company”), an IoT intelligent edge products and services company, today announced that it has appointed Anita Kumar as its Chief Executive Officer, effective immediately. Ms. Kumar will also join CSI’s Board of Directors bringing the total number of members to six. As the new CEO, she succeeds Roger Lacey who will continue to serve as Executive Chairman of CSI’s Board of Directors.

Ms. Kumar joined CSI in 2011 and was promoted to General Manager of Transition Networks in 2019, where she led business operations and oversaw the Electronics & Software assets of CSI. Prior to joining CSI, she held positions in product management and software engineering at global organizations such as ADC, Nortel Networks, Lucent Technologies, AT&T and Ericsson-Raynet. Ms. Kumar has a Ph.D. from Ohio University in high energy particle physics and a B.S. from University of Mumbai.

Ms. Kumar noted, “I am honored to accept the role of CEO and excited to lead our Company into the next stage of corporate growth and expansion. Over the last several years we have gone through a significant transformation, made meaningful investments in the development of state-of-the-art solutions, aligned our resources towards high growth markets and focused our efforts on recurring and higher margin revenue sources. We are now well positioned to become a leading provider of secure, Never Down® solutions at the intelligent edge of networks. Our customers are looking to realize business benefits from data captured at the network edge and our goal is to provide them actionable insight through intuitive solutions and managed service offerings. I am confident that with our amazing, dedicated and talented team and our well-thought-out business strategy we will be able to capitalize on substantial new opportunities to expand our client base and grow our revenue.”

Ms. Kumar added, “I am looking forward to working closely with our outstanding leadership team, our Executive Chairman, Roger, and our board of directors to steer CSI toward new growth avenues and create long-term value for our shareholders.”

Mr. Lacey said, “We are delighted with the appointment of Anita and believe that she brings the right experience and skills needed to accelerate our scale and growth. As a member of our team for almost a decade, she has shown tremendous leadership capabilities and has a track record of producing exceptional results. As the Company’s Executive Chairman, I look forward in working closely with Anita and our board to leverage all of our combined knowledge and relationships towards a smooth transition, and at the same time ensure the continued success of the great business we have built over the years.”

About Communications Systems

Communications Systems, Inc., an IoT intelligent edge products and services company, provides network infrastructure and services for global deployments of enterprise and industrial networks. CSI operates under its Electronics & Software and Services & Support operating segments.

Electronics & Software segment provides smart, flexible solutions at network edge, by giving customers the ability to easily provision and proactively manage their networks with actionable insights about their edge devices and connected end points, thereby minimizing the administrative burden of the operator.

Services & Support segment provides fully managed services for all aspects of design, deployment, support and maintenance of customer networks.

With partners and customers in over 50 countries, CSI has built a reputation as a reliable global innovator focusing on quality and customer service. CSI For more information visit: commsysinc.com.

Forward Looking Statement

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, future growth and future acquisitions. These statements are based on Communications Systems’ current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements here due to changes in economic, business, competitive or regulatory factors, and other risks and uncertainties affecting the operation of Communications Systems’ business. These risks, uncertainties and contingencies are presented in the Company’s Annual Report on Form 10-K and, from time to time, in the Company’s other filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Further, investors should keep in mind that the Company’s financial results in any particular period may not be indicative of future results. Communications Systems is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

Contacts:
Communications Systems, Inc.	The Equity Group Inc.
Anita Kumar	Lena Cati
Chief Executive Officer	Vice President
952-996-1674	212-836-9611 / cati@equityny.com

Roger H. D. Lacey	Devin Sullivan
Executive Chair	Senior Vice President
952-996-1674	212-836-9608 / dsullivan@equityny.com

Mark D. Fandrich
Chief Financial Officer
952-582-6419 / mark.fandrich@commsysinc.com